Exhibit 10.2
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is made and entered into as of the ___day of ___, ___, by and between Back Yard Burgers, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Indemnitee”).
RECITALS
     WHEREAS, it is essential to the Company that it attract and retain as directors and officers the most capable persons available; and
     WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in the current environment; and
     WHEREAS, the Indemnitee currently is serving as a director or officer of the Company, and the Company desires that the Indemnitee continue to serve in such capacity. The Indemnitee is willing to continue to serve in such capacity if the Indemnitee is adequately protected against the risks associated with such service; and
     WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which law the Company is organized, empowers a corporation to indemnify a person serving as a director or officer of the Company and a person who serves at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and Section 145 of the DGCL and the Certificate of Incorporation of the Company specify that the indemnification set forth in Section 145 and in the Certificate of Incorporation, respectively, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise; and
     WHEREAS, the Company and the Indemnitee have concluded that the indemnities available under the Company’s Certificate of Incorporation, Bylaws and any insurance now or hereafter in effect need to be supplemented to provide the Indemnitee, as permitted by law, with the maximum protection against the risks associated with the Indemnitee’s service to the Company; and
     WHEREAS, in recognition of the Indemnitee’s need for additional protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and in order to induce the Indemnitee to continue to provide services to the Company as a director or officer thereof, the Company wishes to provide in this Agreement for the indemnification of Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.
     NOW THEREFORE, in consideration of the foregoing, the covenants contained herein and the Indemnitee’s continued service to the Company, the Company and the Indemnitee, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.
     The following terms, as used herein, shall have the respective meanings set forth below:
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings relative to the foregoing.
     “Change in Control” shall be deemed to have taken place if: (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of substantially all of the assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
     “Claim” means (a) any threatened, pending or completed action, suit, proceeding or arbitration, court-ordered mediation or other formal alternative dispute resolution mechanism, or (b) any inquiry, hearing or government investigation, whether conducted by the Company or any other Person, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or arbitration or other alternative dispute resolution mechanism, in each case whether civil, criminal, administrative or other (whether or not the claims or allegations therein are groundless, false or fraudulent) and includes, without limitation, those brought by or in the name of the Company or any director or officer of the Company.
     “Company Agent” means any director, officer, manager or in-house counsel of the Company, any Subsidiary or any Other Enterprise.
     “Covered Event” means any event or occurrence on or after the date of this Agreement related to the fact that the Indemnitee is or was a Company Agent or related to anything done or not done by the Indemnitee in any such capacity, and includes, without limitation, any such event or occurrence (a) arising from performance of the responsibilities, obligations or duties imposed by ERISA or any similar applicable provisions of state or common law, or (b) arising from any merger, consolidation or other business combination involving the Company, any Subsidiary or any Other Enterprise, including without limitation any sale or other transfer of all or substantially all of the business or assets of the Company, any Subsidiary or any Other Enterprise; provided, however, that in any such case, the Indemnitee acted in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, in addition had no reasonable cause to believe that such Indemnitee’s conduct was unlawful.
     “D&O Insurance” means the directors’ and officers’ liability insurance maintained by or for the benefit of the Company, its directors or officers and any replacement or substitute policies.
     “Determination” means a determination made by (a) a majority vote of Disinterested Directors even if less than a quorum; (b) Independent Legal Counsel, in a written opinion addressed to the Company and the Indemnitee; (c) the stockholders of the Company; or (d) a decision by a court of competent jurisdiction not subject to further appeal.
     “Disinterested Director” shall be a director of the Company who is not or was not a party to the Claim giving rise to the subject matter of a Determination.
     “Expenses” includes attorneys’ fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, copying costs, delivery service fees and other expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, prosecuting or defending, being a witness in or participating in (including on appeal), or preparing to prosecute or defend, be a witness in or participate in any Claim, for which the Indemnitee is or becomes legally obligated to pay (not otherwise prohibited under Delaware law).
     “Independent Legal Counsel” shall mean a law firm or a member of a law firm that (a) neither is nor in the past five years has been retained to represent in any material matter the Company, any Subsidiary, the Indemnitee or any other party to the Claim, (b) under applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under this Agreement and (c) is reasonably acceptable to the Company and the Indemnitee.
     “Loss” means any amount which the Indemnitee is legally obligated to pay as a result of any Claim (and not otherwise prohibited under Delaware law), including, without limitation (a) all judgments, penalties and fines, and amounts paid or to be paid in settlement, (b) all interest, assessments and other charges paid or payable in connection therewith and (c) any federal, state, local or foreign taxes imposed (net of the value to the Indemnitee of any tax benefits resulting from tax deductions or otherwise as a result of the actual or deemed receipt of any payments under this Agreement).

     “Other Enterprise” means any not-for-profit organization to which the Indemnitee renders service at the request of the Company or any Subsidiary.
     “Parent” shall have the meaning set forth in the regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended; provided the term “Parent” shall not include the board of directors of a corporation in its capacity as a board of directors.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any subdivision, department, commission or agency thereof), and includes without limitation any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.
     “Subsidiary” means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the Company.
     “Voting Securities” means any securities of the Company which vote generally in the election of directors.
Section 2. Indemnification
     2.1. General Indemnity Obligation.
          2.1.1. Subject to the remaining provisions of this Agreement, the Company hereby indemnifies and holds the Indemnitee harmless for any Losses or Expenses arising from any Claims relating to (or arising in whole or in part out of) any Covered Event, including without limitation, any Claim the basis of which is any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or attempted by the Indemnitee in the capacity as a Company Agent, whether or not the Indemnitee is acting or serving in such capacity at the date of this Agreement or at the time the Claim is initiated.
          2.1.2. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, whether by statute or judicial decision. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder. However, to the extent that such change in law permits the Company to provide broader indemnification than permitted prior to giving effect thereto, then such provision shall be applied to this Agreement and the parties’ corresponding rights and obligations hereunder.
          2.1.3. The Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim voluntarily initiated by the Indemnitee, and not by way of defense, against the Company or any director or officer of the Company, unless the Company has joined in or consented to the initiation of such Claim; provided, the provisions of this Section 2.1.3 shall not apply (i) following a Change in Control to Claims seeking enforcement of this

Agreement, the Certificate of Incorporation or Bylaws of the Company or (ii) absent a Change in Control, to Claims seeking enforcement of this Agreement, the Certificate of Incorporation or Bylaws of the Company, but in the case of (i) or (ii) only if the Indemnitee is ultimately determined to be entitled to indemnification.
          2.1.4. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses or Expenses paid with respect to a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify and hold the Indemnitee harmless against the portion thereof to which the Indemnitee is entitled.
          2.1.5. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating to (or arising in whole or in part out of) a Covered Event or in defense of any issue or matter therein, including dismissal without prejudice, the Company shall indemnify and hold the Indemnitee harmless against all Expenses incurred in connection therewith.
     2.2. Indemnification for Serving as Witness and Certain Other Claims. Notwithstanding any other provision of this Agreement, the Company hereby indemnifies and holds the Indemnitee harmless for all Expenses in connection with (a) the preparation to serve or service as a witness in any Claim in which the Indemnitee is not a party, if such actual or proposed service as a witness arose by reason of the Indemnitee having served as a Company Agent on or after the date of this Agreement and (b) any Claim initiated by the Indemnitee on or after the date of this Agreement (i) for recovery under any D&O Insurance; or (ii) for enforcement of this Agreement, the Certificate of Incorporation or Bylaws of the Company, but, in the case of (i), only if the Indemnitee is ultimately determined to be entitled to recovery under any D&O Insurance and, in the case of (ii), only if the Indemnitee is ultimately determined to be entitled to indemnification.
Section 3. Limitation on Indemnification.
     3.1. Coverage Limitations. No indemnification is available pursuant to the provisions of this Agreement:
          3.1.1. If such indemnification is not lawful;
          3.1.2. If the Indemnitee’s conduct giving rise to the Claim with respect to which indemnification is requested was knowingly fraudulent, a knowing violation of law, deliberately dishonest or in bad faith or constituted willful misconduct;
          3.1.3. In respect of any Claim based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee was not legally entitled;
          3.1.4. In respect of any Claim based upon or in connection with a proceeding by or in the right of the Company in which the Indemnitee was adjudged liable to the Company unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorney’s fees) which the Court of Chancery of Delaware shall deem proper; or
          3.1.5. In respect of any Claim for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.
     3.2. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment otherwise due and payable to the extent the Indemnitee has otherwise actually received payment (whether under the Certificate of Incorporation or the Bylaws of the Company, the D&O Insurance or otherwise) of any amounts otherwise due and payable under this Agreement.
Section 4. Payments and Determinations.
     4.1. Advancement and Reimbursement of Expenses. If requested by the Indemnitee, the Company shall advance or reimburse, as the case may be, to the Indemnitee, no later than five business days following any such request, any and all Expenses for which indemnification is available under Section 2. In order to obtain such advancement or reimbursement, the Indemnitee must also furnish to the Company a written affirmation of his good faith belief that he has conducted himself in good faith and that he reasonably believed that: (1) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; (2) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In addition, the Indemnitee must furnish to the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification. Upon any Determination that the Indemnitee is not permitted to be indemnified for any Expenses so advanced, the Indemnitee hereby agrees to reimburse the Company for all such amounts previously paid. Such obligation of reimbursement shall be unsecured and no interest shall be charged thereon.
     4.2. Payment and Determination Procedures.
          4.2.1. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, together with such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.
          4.2.2. Any such indemnification of expenses shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless with respect to requests submitted pursuant to this Agreement the Company makes a Determination within the 60 day period that the Indemnitee did not meet the applicable standard of conduct as set forth in this Agreement. Such determination shall be made in the specific case (a) if a Change in Control shall have occurred, as provided in Section 4,3; and (b) if a Change in Control shall not have occurred, by (i) the Board of Directors by a majority vote of Disinterested

Directors, (ii) Independent Legal Counsel, if either (A) there are no Disinterested Directors or (B) a majority vote of Disinterested Directors otherwise so directs or (iii) the stockholders of the Company (if submitted by the Board of Directors) but shares of stock owned by or voted under the control of any Indemnitee who is at the time party to the proceeding may not be voted.
          4.2.3. If no Determination is made within 60 days after receipt by the Company of a request for indemnification by the Indemnitee pursuant to Section 4.2.1, a Determination shall be deemed to have been made that the Indemnitee is entitled to the requested indemnification (and the Company shall promptly pay the related Losses and Expenses), except where such indemnification is not lawful; provided, however, that (a) such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person or Persons making the Determination in good faith require such additional time for obtaining or evaluating the documentation and information relating thereto; and (b) the foregoing provisions of this Section 4.2.3 shall not apply (i) if the Determination is to be made by the stockholders of the Company and if (A) within 15 days after receipt by the Company of the request by the Indemnitee pursuant to Section 4.2.1 the Board of Directors has resolved to submit such Determination to the stockholders at an annual meeting of the stockholders to be held within 75 days after such receipt, and such Determination is made at such annual meeting, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such Determination, such meeting is held for such purpose within 60 days after having been so called and such Determination is made at such special meeting, or (ii) if the Determination is to be made by Independent Legal Counsel.
     4.3. Determinations by Independent Legal Counsel. If there is a Change in Control, any Determination to be made under Section 4 shall be made by Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). The Company shall pay the reasonable fees and expenses of the Independent Legal Counsel.
Section 5. D&O Insurance. The Company shall maintain, to the extent practicable, the D&O Insurance for so long as this Agreement remains in effect. However, should the Company ever fail to maintain D&O Insurance, such failure shall not affect in any way its obligations to indemnify the Indemnitee under this Agreement or otherwise.
Section 6. Subrogation. In the event of any payment under this Agreement to or on behalf of the Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any Person other than the Company or the Indemnitee in respect of the Claim giving rise to such payment. The Indemnitee shall execute all papers reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights.
Section 7. Notification and Defense of Claims.
     7.1. Notice by the Indemnitee. The Indemnitee shall give notice in writing to the Company as soon as practicable after the Indemnitee becomes aware of any Claim with respect to which indemnification will or could be sought under this Agreement; provided the failure of the Indemnitee to give such notice, or any delay in giving such notice, shall not relieve the Company of its obligations under this Agreement except to the extent the Company is actually prejudiced to any such failure or delay.
     7.2. Insurance. The Company shall give prompt notice of the commencement of any Claim relating to Covered Events to the insurers on the D&O Insurance, if any, in accordance with the procedures set forth in the respective policies in favor of the Indemnitee. The Company shall execute all papers reasonably required and shall do everything reasonably necessary to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claims in accordance with the terms of such policies.
     7.3. Defense.
          7.3.1. In the event any Claim relating to Covered Events is by or in the right of the Company, the Company may, at the option of the Company, either control the defense thereof or accept the defense provided under the D&O Insurance; provided, however, that the Company may not control the defense if such decision would jeopardize the coverage provided by the D&O Insurance, if any, to the Company, the Indemnitee or the other directors and officers covered thereby.
          7.3.2. In the event any Claim relating to Covered Events is other than by or in the right of the Company, the Indemnitee may, at the option of the Indemnitee, either control the defense thereof, require the Company to defend or accept the defense provided under the D&O Insurance; provided, however, that the Indemnitee may not control the defense or require the Company to defend if such decision would jeopardize the coverage provided by the D&O Insurance to the Company or the other directors and officers covered thereby. In the event that the Indemnitee requires the Company to so defend, or in the event that the Indemnitee proceeds under the D&O Insurance but the Indemnitee determines that such insurers under the D&O Insurance are unable or unwilling to adequately defend the Indemnitee against any such Claim, the Company shall promptly undertake to defend any such Claim, at the Company’s sole cost and expense, utilizing counsel of the Indemnitee’s choice who has been approved by the Company. If appropriate, the Company shall have the right to participate in the defense of any such Claim.
          7.3.3. In the event the Company shall fail, as required by any election by the Indemnitee pursuant to Section 7.3.2, timely to defend the Indemnitee against any such Claim, the Indemnitee shall have the right to do so, including without limitation, the right (notwithstanding Section 7.3.4) to make any settlement thereof, and to recover from the Company, to the extent otherwise permitted by this Agreement, all Expenses and Losses paid as a result thereof.
          7.3.4. The Company shall have no obligation under this Agreement with respect to any amounts paid or to be paid in settlement of any Claim without the express prior written consent of the Company to any related settlement. In no event shall the Company authorize any settlement imposing any liability or other obligations on the Indemnitee without the express prior written consent of the Indemnitee. Neither the Company nor the Indemnitee shall unreasonably withhold consent to any proposed settlement.

Section 8. Determinations and Related Matters.
     8.1. Presumptions.
          8.1.1. The Indemnitee shall be entitled to a rebuttable presumption that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof in rebutting such presumption.
          8.1.2. Neither the failure to have made a Determination prior to the commencement of an action that the Indemnitee is entitled to indemnification or advancement under the circumstances, nor an actual Determination that the Indemnitee is not entitled to indemnification or advancement, shall create a presumption that the Indemnitee is not entitled to indemnification or advancement in the event the Indemnitee seeks to enforce a claim for indemnification or advancement in any court of competent jurisdiction.
     8.2. Appeals; Enforcement.
          8.2.1. In the event that (a) a Determination is made that the Indemnitee shall not be entitled to indemnification under this Agreement, (b) any Determination to be made by Independent Legal Counsel is not made within 90 days of receipt by the Company of a request for indemnification pursuant to Section 4.2.1 or (c) the Company fails to otherwise perform any of its obligations under this Agreement (including, without limitation, its obligation to advance or reimburse Expenses pursuant to Section 4.1 and its obligation to make payments to the Indemnitee following any Determination made or deemed to have been made that such payments are appropriate), the Indemnitee shall have the right to commence a Claim in any court of competent jurisdiction, as appropriate, to seek a Determination by the court, to challenge or appeal any Determination which has been made, or to otherwise enforce this Agreement. Regarding any such Claim, if the Indemnitee is successful, in whole or in part, challenging or appealing any Determination which has been made or in otherwise enforcing this Agreement, then the Indemnitee shall also be entitled to the expense of prosecuting such Claim. If a Change of Control shall have occurred, the Indemnitee shall have the option to have any such Claim conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Any such judicial proceeding challenging or appealing any Determination shall be deemed to be conducted de novo and without prejudice by reason of any prior Determination to the effect that the Indemnitee is not entitled to indemnification under this Agreement.
          8.2.2. If a Determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such Determination in any judicial proceeding or arbitration commenced pursuant to this Section 8.2, except if such indemnification is unlawful.
          8.2.3. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8.2 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company hereby consents to service of process and to appear in any judicial or arbitration proceedings and shall not oppose the Indemnitee’s right to commence any such proceedings.

     8.3. Procedures. The Indemnitee shall cooperate with the Company and with any Person making any Determination with respect to any Claim for which a claim for indemnification under this Agreement has been made, as the Company may reasonably require. the Indemnitee shall provide to the Company or the Person making any Determination, upon reasonable advance request, any documentation or information reasonably available to the Indemnitee and necessary to (a) the Company with respect to any such Claim or (b) the Person making any Determination with respect thereto.
Section 9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company, any Subsidiary, any Other Enterprise or any Affiliate of the Company against the Indemnitee or the Indemnitee’s spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company, any Subsidiary, any Other Enterprise or any Affiliate of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations, whether established by statute or judicial decision, is otherwise applicable to any such cause of action such shorter period shall govern.
Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in the definition of Covered Event in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 2.1.3, 3 or 7.3.4 hereof.
Section 11. Miscellaneous Provisions.
     11.1. Successors and Assigns, Etc. This Agreement shall be binding upon and inure to the benefit of (a) the Company, its successors and assigns (including any direct or indirect successor by merger, consolidation or operation of law or by transfer of all or substantially all of its assets) and (b) the Indemnitee and the heirs, personal and legal representatives, executors, administrators or assigns of the Indemnitee.
     11.2. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement are severable. If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, such provision and the remaining provisions shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.
     11.3 Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.
     11.4. Rights Not Exclusive; Continuation of Right of Indemnification. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification pursuant to any provision of the Certificate of Incorporation or Bylaws of the Company, any agreement, vote of stockholders or Disinterested Directors, applicable law or otherwise. , both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office. This Agreement shall be effective as of the date first above written and continue in effect until no Claims relating to any Covered Event may be asserted against the Indemnitee and until any Claims commenced prior thereto are finally terminated and resolved, regardless of whether the Indemnitee continues to serve as a director of the Company, any Subsidiary or any Other Enterprise.
     11.5. Agreement to Serve. The Indemnitee agrees to serve or continue to serve the Company Agent, at the Company’s will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as Company Agent, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Company, any Subsidiary or any Other Enterprise.
     11.6 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.
     11.7. Subsequent Amendment. No amendment, termination or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company, or any respective successors thereto, or of any relevant provision of any applicable law, shall affect or diminish in any way the rights of the Indemnitee to indemnification, or the obligations of the Company, arising under this Agreement, whether the alleged actions or conduct of the Indemnitee giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal.
     11.8. Notices. Notices required under this Agreement shall be given in writing and shall be deemed given when delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid. Notices shall be directed to the Company at Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive, Memphis, TN 38134, Attention: Chief Executive Officer, and to the Indemnitee at the address set forth on the signature page hereto (or such other address as either party may designate in writing to the other).
     11.9 Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of either the State of Tennessee or the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of either the State of Tennessee or the State of Delaware.
     11.10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state without giving effect to the principles of conflict of laws.
     11.11. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to discriminate part of this Agreement or to affect the construction thereof.
     11.12. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one instrument.
     11.13. Modification and Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between parties with respect thereto are superseded hereby. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute, or be deemed to constitute, a waiver of any other provisions hereof (whether or not similar) nor shall any such waiver constitute a continuing waiver.
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     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BACK YARD BURGERS, INC.
By:
Title:

INDEMNITEE
Name:

Address:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]